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                                                                    Exhibit 16.1





March 27, 2002

Securities and Exchange Commission
Mail Stop 11-3 450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Parts.com, Inc. dated March 27, 2002.



Yours truly,



Cuthill & Eddy LLP